Exhibit 32

Certifications of the Chief Executive Officer and Chief Financial Officer

pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Patterson Companies, Inc., (the “Company”) on Form 10-Q for the quarterly period ended July 26, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Scott P. Anderson, President and Chief Executive Officer of our Company, and R. Stephen Armstrong, Executive Vice President, Chief Financial Officer and Treasurer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.

A signed original of this written statement required by Section 906 has been provided to our Company and will be retained by our Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Scott P. Anderson
Scott P. Anderson
Chief Executive Officer
September 4, 2014

/s/ R. Stephen Armstrong
Executive Vice President, Chief Financial
Officer and Treasurer
September 4, 2014